                                                              EXHIBIT 99.n


NATIONSBANK                                HYPOTHECATION SECURITY AGREEMENT
NationsBank of Florida, N.A.                 AND SPECIAL POWER OF ATTORNEY
-------------------------------------------------------------------------------

THIS ASSIGNMENT AND AGREEMENT made at Fort Lauderdale, Florida, this 4th day of August, 1994, between NationsBank of Florida, NA, "One Financial Plaza, 8th Floor, Ft. Lauderdale, Florida 33394, herein called Bank", and the undersigned, William F. Farley c/o Eastville Shipping Limited, 233 South Wacker Drive, 5000 Sears Tower, Chicago, Illinois 60606 ("Guarantor").

As security for the payment of all loans and advances now or in the future made to Eastville Shipping Limited, herein called "Borrower", including any extensions, renewals or changes in form of any thereof and all other liabilities as defined herein, the undersigned hereby delivers or deposits with Bank and grants to Bank a security interest in: 50,000 shares of Fruit of the Loom, Inc. stock number B136, and including all cash, stock and other dividends and distributions and all rights to subscribe for securities and all other rights incident to, declared or granted in connection with any property hereinabove described or referred to (and all the foregoing may herein be called the "Collateral"). As used herein, the term "liabilities" means and includes all liabilities (primary, secondary, direct, contingent, sole, joint or several) due or to become due or that may be hereafter contracted or acquired, of Borrower or the undersigned to Bank. Notwithstanding the foregoing, if the liabilities were incurred primarily for personal, family or household purposes, Bank hereby expressly waives any other security interest(s) previously given by the undersigned to or retained by Bank which would otherwise secure the undersigned's (as Guarantor of Borrower) and Borrower's obligations hereunder, excepting from the scope of this waiver only those specific security interests and Collateral which are identified and described above in the place provided for that purpose, together with any additions, substitutions, or replacements thereto and the proceeds thereof, Bank also retains its right of set off as authorized by law and as provided for herein. As used herein, the term "default" means default as defined in any note or other liability of Borrower or the undersigned Guarantor (as Guarantor of Borrower) to Bank, including nonpayment of any interest or principal thereunder when due; failure of any obligor to perform any agreement thereunder or hereunder or otherwise a part of this loan transaction, or to pay in full, when due, any liability whatsoever to Bank of Borrower or Guarantor or any installment thereof or interest thereon, or any of the following by, against or affecting the undersigned, Borrower or any maker or obligor of any note or liability secured hereby: death, dissolution, termination of existence, insolvency, business failure, appointment of a receiver of any part of the property, assignment for the benefit of creditors, commencement of any proceedings in bankruptcy or insolvency, entry of any judgment, issuing of any attachment or garnishment, filing of any lien, (after Borrower or Guarantor has had thirty (30) days from date of filing to dismiss any involuntary bankruptcy filing), taking of possession of any substantial part of the property at the instance of any governmental authority, merger, consolidation, or reorganization, determination by Bank that a material adverse change has occurred in the financial condition from the conditions set forth in the most recent financial statements heretofore furnished to Bank or from the condition as heretofore most recently disclosed to Bank in any manner, falsity in any material respect of, or any material omission in, any representation or statement made to Bank; or pledge, assignment, transfer or granting of a security interest in any equity in any of the Collateral encumbered hereby without the written consent of Bank.

The undersigned warrants to Bank that such undersigned is the sole and lawful owner of such Collateral, free of all claims and liens other than the security interest hereunder of security interest except any prior lien of the Bank arising out of loans to Guarantor by Bank, with full right to deliver and pledge, and to assign, convey and transfer such property to Bank upon the terms and conditions herein.

Bank shall exercise reasonable care in the custody and preservation of the Collateral to the extent required by law, and shall be deemed to have exercised reasonable care if it takes such action for that purpose as the undersigned shall reasonably request in writing, but no omission to do any act not so requested shall be deemed a failure to exercise reasonable care, and no omission to comply with any such request shall of itself be deemed a failure to exercise reasonable care. Bank shall not be bound to take any steps necessary to preserve any rights in the Collateral against prior parties, and the undersigned shall take all necessary steps for such purposes. Bank or its nominee need not collect interest on or principal of any Collateral or give any notice with respect to it.

Bank shall have, but shall not be limited to, the following rights, each of which may be exercised at any time and from time to time at the option of Bank without notice to the undersigned, whether or not any of the liabilities are due: (1) to notify the parties obligated on any of the Collateral to make payment to Bank of any of the amounts due or to become due thereon or thereunder; (2) to enforce collection of any of the debt by suit or otherwise, and surrender, release or exchange all of or any part thereof, or make any compromise or settlement it deems desirable with reference to any of the debt, or extend or renew from time to time for any period (whether or not longer than the original period) any indebtedness evidenced thereby; and (3) to take possession and control of any proceeds of the Collateral.

In the event the Borrower is in default Bank shall give thirty (30) days notice to cure to Borrower and Guarantor. In the event efforts to collect any amount due the Bank are unsuccessful after thirty (30) days from receipt of written notice of default the Bank shall have the right to (1) transfer all or part of the Collateral into the name of Bank or its nominee at the expense of the undersigned, and Bank is hereby granted a special power of attorney to transfer title to the Collateral to Bank in such case, with or without disclosing that such Collateral is subject to the lien, and security interest hereunder (2) to enforce collection of any of the Collateral by suit or otherwise, and surrender, release and exchange all or any part thereof, or make any compromise or settlement it deems desirable with reference to any of the Collateral and (3) to take possession and control of any proceeds of the Collateral. Notwithstanding the foregoing if the Collateral is or includes securities Bank, prior to default, shall not have title to and may not, vote or direct the voting or dispose of or direct the disposition of such securities. The terms and conditions of this paragraph shall take precedence over and supersede any other terms or conditions in this agreement or other agreement or instruments relating to the liability that are inconsistent herewith. This power of attorney shall be deemed a power coupled with an interest and shall not be terminable as long as the obligations of Borrower or Guarantor are outstanding, and shall not terminate on the disability or incompetence of the Pledgor.

Bank shall have the right at any time and from time to time, without notice, to: (a) retain or obtain security title to or security interest in any property given by the Guarantor to the Bank, in addition to the Collateral, to secure any of the liabilities (b) retain or obtain the primary or secondary obligation or liability of any party or parties, in addition to the undersigned or any of them, with respect to any of the liabilities; (c) extend or renew, at Bank's option, for any period (whether or not longer than the original period) or exchange any of the liabilities or release or compromise any of the liabilities of any party or parties primarily or secondarily liable thereon; (d) release Bank's security title to, if any, and security interest in all or any property, in addition to the Collateral securing any of the liabilities and permit any substitution or exchange for any such properties. Notwithstanding the above the Bank shall not release or compromise its security interest in the Collateral from Borrower under the First Preferred Ships Mortgage at any time that Guarantor remains liable to Bank for loans or advances made to Borrower.

If at any time any warranty, representation, certificate or statement of the undersigned or Borrower is not true, or if any default should occur, or the undersigned or Borrower should fail to observe or perform any agreement or term hereof, or if Bank feels insecure for any reason whatsoever, Bank may, at its option, thereupon or thereafter declare all liabilities of the Guarantor or Borrower to Bank, or any of them selected by Bank (notwithstanding any provisions thereof), immediately due and payable without notice or demand of any kind (but with such adjustments, if any, with respect to interest or other charges as may be provided for in the promissory note or other writing evidencing such liability). Bank may in addition to any other rights and remedies which it may have, subject to the terms above, exercise any or all of the rights and remedies granted to a secured party upon default under the Uniform Commercial Code and any note or other writing evidencing any liability secured hereby; and, at the option of Bank, and without demand or notice of any kind, appropriate and apply toward payment of such of the liabilities, and in such order of application as Bank may from time to time elect, and balances, credits, deposits, accounts, items or monies of Borrower or the Guarantor or any of them. If any notification of intended disposition of any of the Collateral or any other intended action is required by law, such notification shall be deemed reasonably and properly given if mailed at least five (5) days before such disposition or other intended action, postage prepaid, addressed to the undersigned (or if more than one, to such of the undersigned as Bank shall have knowledge has an ownership interest in such Collateral), either at the address of such undersigned shown hereon, or at any other address of such undersigned appearing on the records of Bank. Any proceeds of any disposition of any of the Collateral may be applied by Bank to the payment of expenses in connection with the Collateral, including reasonable attorney's fees and legal expenses (as specified in any note or other evidence of liability held by Bank, but in any event, which shall include attorney's fees of the suit, out of court, in trial, on appeal or in bankruptcy proceedings) and any balance of such proceeds may be applied by Bank toward the payment of such liabilities, and in such order of application, as Bank may from time to time elect. All rights and remedies of the Bank applied by Bank expressed herein are in addition to all other rights and remedies possessed by it, including those under any other agreement or instrument relating to any of the liabilities or any security therefor. No waiver by Bank of any of its rights or remedies or of any default shall operate as a waiver of any other right or remedy or of any other default or of the same right or remedy or of the same default on a future occasion. No delay or omission on the part of Bank in exercising any right or remedy shall operate as a waiver thereof, and no single or partial exercise by Bank of any right or remedy shall preclude any other or further exercise thereof or the exercise of any other right or remedy. No action of Bank permitted hereunder or under any agreement or instrument relating to any of the liabilities or any security therefor shall impair or affect the right of Bank in and to the Collateral. The singular when used herein shall include the plural and the neuter shall include the masculine and feminine. If more than one party shall execute this agreement, the term "undersigned" shall mean all parties signing this agreement and each of them, and all such parties shall be jointly and severally obligated and liable hereunder. All rights of Bank hereunder shall inure to the benefit of its successors and assigns; and all obligations of the undersigned shall bind the heirs, executors, administrators, successors and assigns of each of the undersigned. Time is of the essence of this agreement.

This agreement may be terminated by either party giving the other written notice of intention to terminate on a date named in said notice, mailed or delivered to the address in the preamble to this agreement or the last known address of the party to whom such notice is addressed, as shown on the records of Bank or otherwise known; but not such termination shall in any way affect the rights and liabilities of the parties hereunder relating to loans or advances made or any of the Collateral pledged as security herein, and the sole effect of termination hereof shall be to exclude from this agreement liabilities thereafter arising that are unconnected with liabilities theretofore arising or transactions theretofore entered into.

This agreement shall be construed in accordance with the laws of Florida. Whenever possible, each provision of this agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this agreement. To the extent permitted by applicable law, Borrower hereby waives any provision of law that renders any provision hereof prohibited or unenforceable in any respect. ANY LITIGATION ARISING HEREUNDER OR RELATED HERETO SHALL BE COMMENCED AND CONDUCTED IN THE STATE OR FEDERAL COURTS OF THE STATE OF FLORIDA, UNLESS THE BANK ELECTS OTHERWISE IN ORDER TO REALIZE ON COLLATERAL LOCATED OUTSIDE OF FLORIDA.

IN WITNESS WHEREOF, this agreement has been duly executed as of the date hereinabove first written.


                                                William F. Farley
                                                ----------------------------
                                                William F. Farley


Signed, sealed and delivered in the presence of:

--------------------------------------

--------------------------------------
State of Illinois
County of Cook


Acknowledged before me this 4th day of August, 1994.

Carol A. Green
----------------------------------
Notary Public

        OFFICIAL SEAL
        CAROL A GREEN
NOTARY PUBLIC, STATE OF ILLINOIS
MY COMMISSION EXPIRES 09-01-97